Exhibit 10.1

PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD 7400 TUCSON WAY, LLC,

a Colorado limited liability company

AS SELLER

AND

ARSENAULT HOLDINGS, LLC,

a Colorado limited liability company

AS PURCHASER

covering and describing

7400 TUCSON WAY OFFICE BUILDING

in

Centennial, Colorado

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is entered into as of July 1, 2013 (the "Effective Date"), by and between BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Seller"), and ARSENAULT HOLDINGS, LLC, a Colorado limited liability company ("Purchaser").

ARTICLE I

PURCHASE AND SALE

1.1           Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)          All of the land situated in the City of Centennial, the County of Arapahoe and the State of Colorado, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way (the "Real Estate").

(b)          All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Real Estate ("Improvements").

(c)          All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation and maintenance of the Real Estate or Improvements ("Personal Property"). Seller has advised Purchaser there is no Personal Property.

(d)          Seller’s interest in and to the Office Lease dated as of March 23, 2012 by and between Seller, as Landlord and Lockheed Martin Corporation, a Maryland corporation, as tenant (the "Tenant", said lease, as amended being sometimes collectively referred to herein as the "Lease").

(e)          All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) all trademarks and trade names used in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name "Behringer Harvard," any derivative thereof or any name which includes the words "Behringer Harvard" or any derivative thereof), (ii) all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements, (iii) all licenses, permits and warranties now in effect with respect to the Real Estate, Improvements and Personal Property, and (iv) all assignable written contracts in effect at Closing (as hereinafter defined) in any way relating to the Property (as hereinafter defined), including without limitation, service contracts, equipment leases and all rights of Seller thereunder relating to equipment or property located upon the Property (collectively "Contracts"), which will survive Closing and which Purchaser elects to assume pursuant to Section 5.4(c) (collectively "Intangible Property").

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1.2           Property Defined. The Real Estate, Improvements, Personal Property, Lease and Intangible Property are sometimes collectively referred to herein as the "Property."

1.3           Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to ARTICLE II hereof (herein referred to collectively as the "Permitted Exceptions").

1.4           Purchase Price. The purchase price for the Property shall be FIVE MILLION TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($5,025,000.00) ("Purchase Price").

1.5           Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Escrow Agent (as hereinafter defined) prior to the Closing.

1.6           Earnest Money. Within one (1) business day of the full execution and delivery of this Agreement, Purchaser will depositing with Chicago Title Insurance Company (the "Title Company"), having its office at 2828 Routh Street, Suite 800, Dallas, Texas, Attention: Ellen Schwab (the "Escrow Agent"), the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "First Deposit") in good funds, by federal wire transfer of immediately available funds. If Purchaser does not exercise the right to terminate this Agreement prior to the expiration of the Inspection Period in accordance with Sections 2.4, 3.3, 6.2, 7.2 or 7.3 hereof, Purchaser will, on or before the last date of the Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Escrow Agent the additional sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "Second Deposit") in good funds, by federal wire transfer of immediately available funds as an additional deposit under this Agreement. The Escrow Agent shall hold the First Deposit and the Second Deposit in an interest-bearing account in accordance with the terms and conditions of this Agreement. The First Deposit and the Second Deposit, together with all interest earned on such sums, are herein referred to collectively as the "Earnest Money." All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. If Purchaser fails to deliver the Second Deposit to the Escrow Agent within the time period specified above, then Seller may terminate this Agreement, whereupon Escrow Agent shall deliver the Earnest Money to Seller promptly thereafter, and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement. Following the expiration of the Inspection Period, the Earnest Money shall become non-refundable to Purchaser unless otherwise expressly set forth in this Agreement.

1.7           Independent Contract Consideration. The sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) of the Earnest Money is non-refundable and is consideration for the Purchaser's right to inspect the Property in accordance with the terms of this Agreement (the "Independent Contract Consideration"), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

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ARTICLE II

TITLE AND SURVEY

2.1           Title Commitment. Promptly following the Effective Date, Seller will provide to Purchaser the ALTA Commitment for Title Insurance issued by the Title Company on June 11, 2013 with an effective date of May 30, 2013 together with copies of all recorded instruments affecting the Property and recited as exceptions in the ALTA Commitment for Title Insurance (collectively, the "Commitment"). Seller shall request that the Title Company promptly update the Commitment to reference Buyer as the proposed insured (the “Updated Commitment”).

2.2           Survey. Promptly following the Effective Date, Seller will provide to Purchaser and a copy of, the existing survey dated August 11, 2004 and updated September 27, 2004 prepared by Richard A. Nobbe PLS #23899 (the "Survey") of the Real Estate and Improvements. If Purchaser chooses to obtain either an update of the Survey or a new survey, Purchaser shall do so at Purchaser's sole cost and expense (the "Updated Survey").

2.3           Review of Commitment and Survey. Purchaser shall have ten (10) days (the "Title Review Period") after the receipt of the Commitment and the Survey, but in any event not later than ten (10) days before the expiration of the Inspection Period, to notify Seller in writing of such objections as Purchaser may have to anything contained in the Commitment or the Survey; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.5 below. If Purchaser fails to object in writing to any item contained in the Commitment or the Survey during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception. In the event that Purchaser objects to any item contained in the Commitment or the Survey within the Title Review Period (such items being herein referred to as "Title Defects"), Seller shall have until the date which is five (5) days following the date of Purchaser’s notice of such Title Defects (the "Cure Period") that Seller has elected to cause the Title Defects to be removed from the Commitment or the Survey at or prior to Closing, as the case may be. Seller’s failure to deliver such written notice shall constitute Seller’s election not to cure Purchaser’s Title Defects. If Purchaser obtains an Updated Survey prior to the expiration of the Inspection Period and the Updated Survey reveals matters of survey not shown on the Survey, Purchaser may make objections to such new matters of survey ("New Survey Defects"); provided if Seller has not notified Purchaser that Seller has arranged to have the New Survey Defects removed prior to the expiration of the Inspection Period, if Purchaser does not exercise Purchaser's Termination Right pursuant to Section 3.3 such New Survey Defects shall thereafter be deemed Permitted Exceptions.

2.4           Failure to Cure Title Defects. If, upon the expiration of the Cure Period, Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the Cure Period) either: (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy hereunder and neither party will have any further rights or obligations pursuant to this Agreement, other than rights or obligations that expressly survive termination; or (b) to accept such Title Defects which shall thereafter be deemed a Permitted Exception. If Purchaser does not, within five (5) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment or the Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. Anything to the contrary in this Agreement notwithstanding, Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in the Commitment or the Survey, or subsequent revisions thereto, to be removed, cured or insured over, except that Seller shall pay or discharge any lien or encumbrance voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser. If the Commitment (or any subsequent revision thereof) discloses exceptions other than the Permitted Exceptions, and other than those which Seller has agreed to insure against, pay or discharge, then unless Purchaser agrees to accept title as it then is without reduction of the Purchase Price on or prior to the expiration of the Inspection Period, either Seller or Purchaser may, at its option, terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy under this Agreement. Nothing in this Section shall be construed as hindering Purchaser’s right to timely terminate the Agreement for any reason or no reason pursuant to Section 3.3, below.

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2.5           Other Permitted Exceptions. In addition to those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Lease; (b) taxes and standby fees (if applicable) for the year in which Closing occurs; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around on terms acceptable to Purchaser such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment. Nothing in this Section shall be construed as hindering Purchaser’s right to timely terminate the Agreement for any reason or no reason pursuant to Section 3.3, below.

2.6           Owner Title Policy. Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to deliver to Purchaser an unconditional commitment to issue an owner’s title insurance policy ("Owner's Policy") on the standard form in use in the State of Colorado, in the full amount of the Purchase Price, dated as of the Closing Date, insuring Purchaser's fee simple title to the Land and Improvements to be good and indefeasible subject only to Permitted Exceptions and others approved by Purchaser in writing. At Closing, Seller shall pay only the basic premium for such Owner Policy and Purchaser shall pay the fee or premium for any modification or endorsement of the Owner's Policy.

2.7           Expiration of Inspection Period. It is the intent of the parties that the right granted to Purchaser to terminate this Agreement shall expire upon the expiration of the Inspection Period, notwithstanding that the Title Review Period, the Cure Period or any election period may extend beyond the expiration of the Inspection Period. Accordingly, notwithstanding anything contained herein to the contrary, if Purchaser has not terminated this Agreement pursuant to Section 2.4(a) prior to the expiration of the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under Section 2.4(a), and in such event Purchaser shall be bound to accept title to the Property under the conditions specified in this ARTICLE II; provided the parties agree, other than the right to terminate pursuant to Section 2.4(a) if the express language of this Agreement permits Purchaser the right to terminate this Agreement, such provisions shall be unaffected by this Section 2.7.

2.8           New Title Defects. In the event that, after the expiration of the Inspection Period and prior to the Closing Date, title to the Land and Improvements becomes subject to any encumbrance other than a Permitted Exception, then Seller may (but has no obligation to) attempt to cure the encumbrance. If Seller is unable or unwilling to cure the encumbrance, then Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money shall be returned to Purchaser, and neither party will have any right or obligation under this Agreement other than rights or obligations that expressly survive termination; or (ii) proceed to Closing without receiving any credit against or reduction of the Purchase Price whereupon Purchaser shall be deemed to have accepted the encumbrance as an exception to title (which shall thereupon become a Permitted Exception).

ARTICLE III

INSPECTION PERIOD

3.1           Property Documents. Seller has delivered through a secure website or make available to Purchaser at the Property, to the extent in Seller’s possession, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the "Property Documents"). Purchaser acknowledges receipt of the Property Documents. During the Inspection Period, Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense. Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Property Documents, and Purchaser acknowledges that the Property Documents will be for informational purposes only and shall not give Purchaser any cause of action against Seller or the preparer, absent an agreement from the preparer that Purchaser is entitled to rely on a particular matter. Purchaser acknowledges receipt of information on the secure website regarding water penetration and mold remediation performed on the Property.

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3.2           Right of Inspection. During the period beginning on the Effective Date and ending at 5 p.m., Dallas, Texas time, on July 24, 2013 (the "Inspection Period"), Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents, evaluate the Property and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire, provided, however, that Purchaser must obtain Seller’s consent, which may be withheld in Seller’s sole discretion, to any physically invasive testing or any testing involving sampling). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection Period, upon reasonable prior oral or written notice to Seller and while accompanied by a representative of Seller, subject to the rights of tenants of the Property. All activities by Purchaser or its representatives during the Inspection Period shall be coordinated through Seller’s designated representative, Sue Routh, including, but not limited to, contact with tenants, and Seller shall have the right to have a representative present during any meetings with tenants. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property. Purchaser will use its best efforts to minimize any disruption or interference caused by any such testing and will repair damage caused by such testing. Before and during Purchaser inspections, Purchaser and each Purchaser representative conducting any Purchaser inspection shall maintain workers’ compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) for bodily or personal injury or death, (provided that consultants, other than environmental, may carry $1,000,000 in CGL coverage) (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least "A-:VII" by Best’s Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Seller’s prior approval. Such insurance policies shall name as additional insureds Seller, Seller’s lender and such other parties holding insurable interests as Seller may designate. Purchaser shall indemnify defend and hold Seller, Seller's lender, Seller’s asset management company, Seller’s property management company, and their respective partners, shareholders, officers, members, directors, agents and employees and the Property (the "Seller Indemnified Parties") harmless from any and all losses, costs, liens, claims, causes of action, liability, damages, expenses and liability (including, without limitation, court costs and reasonable attorneys’ fees) damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions incurred in connection with or arising in any way from (a) any Purchaser inspection or investigation conducted by Purchaser and Purchaser’s representatives, including Purchaser’s engineers, contractors and environmental consultants ("Purchaser Representatives") or (b) the exercise of Purchaser’s rights under this Agreement or the Access Agreement, excluding only damages arising from Seller’s active negligence or willful misconduct. If any proceeding is filed for which indemnity is required hereunder, Purchaser agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party. The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement.

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3.3           Right of Termination Seller agrees that in the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes for any reason or no reason, then Purchaser shall have the right ("Purchaser’s Termination Right") to terminate this Agreement. Purchaser’s Termination Right shall be exercisable only by sending written notice of termination (the "Notice of Termination") to Seller prior to the expiration of the Inspection Period. In the event that Purchaser timely delivers the Notice of Termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Alternatively, if Purchaser has determined, in its sole discretion, to proceed with the foregoing transaction, then Purchaser may deliver written notice to Seller on or prior to the last day of the Inspection Period that Purchaser has elected to proceed (the "Approval Notice"). If Purchaser fails to send Seller either a Notice of Termination or an Approval Notice on or prior to the last day of the Inspection Period, then Purchaser shall be deemed to have elected to terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

3.4           Payment of Certain Expenses upon Termination. Notwithstanding anything contained in this Agreement to the contrary, in the event that Purchaser exercises Purchaser’s Termination Right, Purchaser shall be responsible for payment of any escrow costs charged by the Title Company in connection with this Agreement.

ARTICLE IV

CLOSING

4.1           Time and Place. The consummation of the purchase and sale of the Property ("Closing") shall take place at the office of the Escrow Agent, on a date (the "Closing Date") mutually agreed upon by the parties, but not later than August 6, 2013; provided notwithstanding the foregoing Purchaser shall have the option, exercisable by written notice delivered to Seller (accompanied by the Extension Fee) on or before August 1, 2013, to extend the Closing Date to a date not later than August 21, 2013. The "Extension Fee" shall mean a sum of FIVE HUNDRED THOUSAND AND NO/100 ($500,000.00) in good funds, by federal wire transfer of immediately available funds to the Escrow Agent. The Extension Fee shall be added to and become a part of the Earnest Money. At Closing, Seller and Purchaser shall perform the obligations set forth in this ARTICLE IV, the performance of which obligations shall be concurrent conditions.

4.2           Seller’s Obligations at Closing. At Closing, Seller shall:

(a)          deliver to Purchaser a Special Warranty Deed (the "Deed") in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions;

(b)          deliver to Purchaser a Bill of Sale in the form of Exhibit D attached hereto and made a part hereof for all purposes (the "Bill of Sale") executed by Seller;

(c)          join with Purchaser in the execution of an Assignment of Lease in the form of Exhibit E attached hereto and made a part hereof for all purposes;

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(d)          Seller will deliver the original Lease;

(e)          join with Purchaser in the execution of an Assignment and Assumption of Intangible Property and Other Rights in the form of Exhibit F attached hereto and made a part hereof for all purposes;

(f)          join with Purchaser in the execution of a letter to Tenant in the form of Exhibit G attached hereto and made a part hereof for all purposes

(g)          join with Purchaser and the Escrow Agent in the execution of the Allowance Escrow as contemplate in Section 4.4(f);

(h)          deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto and made a part hereof for all purposes (the "FIRPTA Affidavit"), or in such other form as may be prescribed by federal regulations;

(i)          deliver to Purchaser the tenant estoppel certificate (as described in Section 5.7 hereof) following receipt by Seller;

(j)          deliver to Purchaser possession of the Property; and

(k)          evidence reasonably acceptable to the Title Company of Seller's capacity and authority for the closing of this transaction and an owner affidavit for benefit of the Title Company in a form acceptable to Seller and the Title Company.

4.3          Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)          pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price;

(b)          join with Seller in execution of the instruments described in Sections 4.2(c), 4.2(e) and 4.2(f);

(c)          join with Seller and Escrow Agent in the execution of the Allowance Escrow;

(d)          prepare and deliver to Seller and join with Seller in the execution of the instruments described in Section 4.2(f);

(e)          deliver to Seller an Agreement Regarding Disclaimers in the form of Exhibit I attached hereto and made a part hereof for all purposes executed by Purchaser and counsel for Purchaser; and

(f)          deliver evidence reasonably acceptable to the Title Company of Purchaser's capacity and authority for the closing of this transaction.

4.4          Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

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(a)          All real estate taxes and installments of special assessments due and payable with respect to the calendar year of Closing. All other installments of special assessments not yet due and payable shall be paid by Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing.

(b)          Current rents, advance rentals (but only to the extent actually received by Seller) and other income from the Property including, without limitation, Pass Through Expenses (collectively, "Rents") shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. All collected Rents for the month in which the Closing occurs shall be prorated as of the Closing Date. All Rents which are due but uncollected as of the Closing Date (the "Delinquent Rents") shall not be prorated at Closing, but shall be paid to the party entitled to receive such Delinquent Rents upon receipt of same by either Seller or Purchaser after Closing. Purchaser agrees to use commercially reasonable efforts to collect Delinquent Rents from each tenant remaining in possession of its space under a Tenant Lease. Any and all amounts received by Purchaser after the Closing Date from any party owing Delinquent Rents shall be paid and applied as follows: first, to Purchaser’s reasonable collection costs (including, without limitation, reasonable attorneys’ fees) incurred (after the Closing Date only); second to Delinquent Rents for the month in which the Closing occurs (which sums shall, upon such collection, be prorated between Seller and Purchaser as though collected prior to Closing); third, to Purchaser for Rents accruing after the Closing Date, to be applied in the inverse of the order incurred (i.e., the most recently incurred Rents paid first); and finally, to Seller for Delinquent Rents for the period prior to the month of Closing.. Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect Delinquent Rents. Notwithstanding the foregoing provisions, Seller shall not be required to prorate any amounts collected by Seller after Closing from former tenants of the Property, it being understood and agreed that Seller may retain all amounts that Seller recovers from such former tenants.

(c)          With respect to additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to the Tenant under the Lease (the "Pass Through Expenses") and as of the Closing Date are unbilled or billed but not yet collected, Purchaser shall, upon collection of such Pass Through Expenses, remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to the Closing Date. With respect to Pass Through Expenses which have not been billed to tenants as of the Closing Date, Purchaser shall bill each tenant for same in accordance with each such tenant’s Lease.

(d)          Charges under service agreements, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing.

(e)           Subject to the provisions of Section 4.4(f), Purchaser shall be responsible for the payment of (i) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable after the Effective Date of this Purchase Agreement as a result of any renewals or expansions of the Lease exercised by a tenant which occur between the Effective Date of this Purchase Agreement and the Closing Date, and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date. For purposes hereof, the term "Tenant Inducement Costs" means any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term Tenant Inducement Costs shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

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(f)          Pursuant to the Lease, Tenant is entitle to a Construction Allowance as defined in Exhibit C of the Lease ("Construction Allowance") of $635,940. As of May 6, 2013, $40,552.88 of the Construction Allowance has been advanced by Seller leaving a balance of $595,387.12. Pursuant to the Lease (i) Tenant has until the Disbursement Deadline (as defined in the Lease) which is October 31, 2013 ("Disbursement Deadline") to expend the balance of the Construction Allowance and (ii) twenty-five percent (25%) of any Construction Allowance which Tenant does not expend will be applied against future Base Rent (as defined in the Lease). It is anticipated that Seller will continue to advance Construction Allowance during the term of this Agreement. If the entire Construction Allowance has not been advanced to the Tenant on or before the Closing Date, at the Closing, Purchaser, Seller and Escrow Agent shall enter into an Escrow Agreement ("Allowance Escrow") which shall provide for the following: (A) Seller shall deposit into the Allowance Escrow a cash sum equal to the balance of the Construction Allowance which has not been advanced by Seller on the Closing Date; (B) as the Tenant makes request for additional Construction Allowance in accordance with the terms of the Lease, such Construction Allowance shall be advanced from the Allowance Escrow directly to the Tenant; and (C) if on the date which is ten (10) days following the Disbursement Deadline there is any balance in the Allowance Escrow, 25% of such balance shall be distributed to Purchaser and the remaining 75% of such balance shall be distributed to Seller. The Allowance Escrow shall be in the form attached hereto as Exhibit K. The provisions of this Section 4.4(f) shall survive Closing.

(g)           intentionally omitted

(h)          All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing. Except for the prorations described in Sections 4.4(a) and 4.4(c) above, all prorations provided for herein shall be final. The proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within one (1) year after Closing.

4.5          Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Owner’s Policy (specifically excluding the additional premium chargeable for any modification endorsement of the Owner's Policy, which expense shall be borne by Purchaser); (c) the cost of the Existing Survey; (d) one-half (½) of any escrow fee which may be charged by the Title Company; and (e) the recording fees for the Deed. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the cost of the Updated Survey; (x) the additional premium chargeable for any modification endorsement of the Owner's Policy; (y) any transfer tax, documentary stamp tax, sales tax or similar tax which becomes payable by reason of the transfer of the Property or any component thereof; and (z) one-half (½) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

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4.6           Delivery of Documents. Immediately after Closing, Seller shall direct the manager of the Property to make available at the offices of such manager all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the operation of the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the Property to be conveyed to Purchaser hereunder. After the Closing, Seller shall have the right to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing.

4.7           Preservation of Right to Contest. Seller reserves the right to contest after Closing taxes and assessments with respect to the Property and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing, and Seller shall be entitled to any refunds made with respect to such contested taxes which apply to the time period prior to the Closing Date, and Purchaser shall be entitled to any refunds made with respect to such contested taxes which apply to the time period on or after the Closing Date. Taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser. The provisions of this Section shall survive the Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1           Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)          Seller has no actual knowledge of any legal actions pending or threatened against the Property except for any personal injury or property damage action for which there is adequate insurance coverage.

(b)          Seller has the power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller's obligations under this Agreement, and that all requisite action necessary to authorize Seller to enter into this Agreement and to carry out Seller's obligations under this Agreement has been, or on the Closing Date will have been, taken

(c)          To Seller’s knowledge, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party.

(d)          Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

(e)          To Seller’s knowledge, there are no parties in possession of any portion of the Property except Seller and Tenant under the Lease or any subleases, parking leases or rooftop leases.

(f)          To Seller’s knowledge, the documents heretofore or hereafter delivered or otherwise made available for viewing to Purchaser prior to Closing include a true and complete copy of the Lease used by Seller and Seller’s property manager in the day-to-day operation and management of the Property and the current rent roll used by Seller and Seller’s property manager in the operation of the Property.

PURCHASE AGREEMENT	Page 10

(g)          To Seller’s knowledge, Seller has received no material written notice claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Property from any governmental entity that has not been corrected.

(h)          To Seller’s knowledge, there is no pending or threatened, condemnation or similar proceeding affecting the Property or any portion thereof.

(i)          Seller is not a person with whom Purchaser is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Seller being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

Whenever the phrases "to Seller's actual knowledge" or "to the best of Seller's knowledge" or any similar phrase is used herein, those phrases mean the present, actual knowledge (as opposed to the imputed knowledge), without inquiry or investigation, of the fact or condition by Mark Flynt (collectively if one or more "Seller's Representative"). The representations and warranties contained in Section 5.1 are the representations and warranties of Seller, not Seller’s Representative, and shall not create any individual liability for Seller's Representative.

5.2          Notice of Breach.

(a)          To the extent that, before the expiration of the Inspection Period, Purchaser obtains actual knowledge or is deemed to know that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Inspection Period. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered or made available to Purchaser in respect of the Property.

(b)          If after the expiration of the Inspection Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Inspection Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

PURCHASE AGREEMENT	Page 11

5.3           Survival of Representations. Notwithstanding anything else to the contrary contained in this Agreement, in any exhibits attached hereto, or in any documents executed or to be executed at Closing or otherwise in connection herewith (collectively, the "Purchase Documents"), all of Seller's representations, warranties, covenants, undertakings, indemnities, and agreements contained in any of the Purchase Documents (collectively, "Seller's Undertakings") shall survive the Closing for a period of nine (9) months (the "Survival Period"). Purchaser acknowledges that it is a sophisticated purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation. Purchaser may bring an action against Seller on the breach of any Seller's Undertakings, but only if: (i) Purchaser first learns of the breach after Closing and files the action within the Survival Period and (ii) the damage to Purchaser on account of the breach (individually or when combined with damages from other breaches) equals or exceeds Thirty Thousand and No/100 Dollars ($30,000.00). Furthermore, Purchaser agrees that Seller's liability, however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any breach of Seller's Undertakings, at law or in equity, or any other claim or basis arising under the Purchase Documents or with respect to the Property, at law or in equity, shall not exceed, in the aggregate, One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). In no event shall Seller be liable after the date of Closing for its breach of any Seller Undertakings if such breach was actually known to Purchaser prior to the completion of Closing. With respect to any matter constituting breach of a Seller Undertakings, Purchaser shall first seek any available recovery under any insurance policies, service contracts and Lease prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, service contracts or Lease. Seller’s liability for breach of any Seller Undertakings shall be limited as follows: (i) Seller shall have liability for breach of Seller Undertakings only if the valid claims for all such breaches collectively aggregate more than Thirty Thousand Dollars ($30,000), in which event the full amount of such claims shall be actionable, and (ii) Seller’s aggregate liability to Purchaser for breaches of the Seller Undertakings shall not exceed the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "Cap"), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap. The provisions of this Section 5.3 shall survive the Closing.

5.4          Covenants of Seller. Seller hereby covenants as follows:

(a)          Between the Effective Date and the Closing Date, Seller shall continue to operate the Property consistent with its current practices and maintain the Property in its present condition, ordinary wear and tear excepted;

(b)          Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c)          Between the Effective Date and the Closing Date, Seller shall operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) day's notice. Seller shall terminate, by giving notice at Closing, any terminable service contracts that Purchaser does not elect to assume (which election shall be made in writing by Purchaser to Seller on or prior to the expiration of the Inspection Period), provided that Purchaser shall be responsible for any termination fees incurred in connection with the same if such fees were set forth in the service contracts made available by Seller for review by Purchaser or otherwise disclosed in writing to Purchaser.

PURCHASE AGREEMENT	Page 12

5.5          Limitation of Seller’s Representations and Warranties; Release.

(a)          AS-IS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS PURCHASING THE PROPERTY IN AN "AS-IS" CONDITION "WITH ALL FAULTS" AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED OR CONSTRUED TO WAIVE ANY FRAUD BY SELLER.

(b)          No Reliance. Purchaser acknowledges that (i) Purchaser has had or will have, pursuant to this Agreement, an adequate opportunity to make such legal, factual and other inquiries and investigation as Purchaser deems necessary, desirable or appropriate with respect to the Property, and (ii) except as otherwise expressly set forth in Section 5.1 of this Agreement, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser represents that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in Section 5.1 of this Agreement, and that Purchaser shall purchase the Property based upon Purchaser’s own prior investigation and examination of the Property. If Purchaser elects (A) not to inspect the Property, (B) to terminate this Agreement on or before the expiration of the Inspection Period, or (C) to proceed to Closing, such election will be made at Purchaser’s absolute discretion, in reliance solely upon the tests, analyses, inspections and investigations that Purchaser makes, or had the right to make and opted not, or otherwise failed, to make, and not in reliance upon any alleged representation made by or on behalf of Seller, except as set forth in Section 5.1.

(c)          Release. Except as may be expressly provided in Section 5.1 of this Agreement, Purchaser, for itself and its successors in interest, releases Seller from, and waives all claims and liability against Seller for, any structural, physical or environmental condition at the Property, and hereby releases Seller from, and waives all liability against Seller attributable to, the structural, physical or environmental condition of the Property, including without limitation the presence, discovery or removal of any hazardous materials or substances in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in or under the Property. Notwithstanding the foregoing, any election by Purchaser to close upon the purchase of the Property despite the presence of an adverse environmental condition on the Property shall not be deemed to be an assumption by Purchaser of liability for third party claims against Seller relating to the physical condition of the Property prior to the Closing. The provisions of this Section 5.5 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

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5.6           Covenants of Purchaser. Purchaser hereby covenants as follows:

During the Inspection Period, Purchaser shall obtain a "Phase I" environmental report prepared for and at the expense of Purchaser with respect to the Property by an environmental consultant selected by Purchaser.

(a)          If requested to do so by Seller in writing, at Closing (or upon termination of this Agreement prior to Closing), Purchaser shall deliver to Seller copies of any environmental reports, engineering reports, structural reports or other due diligence materials prepared by third parties obtained by Purchaser with respect to the Property. Purchaser makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in any such reports, and Seller acknowledges that such documents would be for informational purposes only and would not give Seller any cause of action against Purchaser or the preparer thereof.

(b)          Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.7           Tenant Estoppel. It is a condition precedent to Purchaser's obligations to Close that Seller shall have delivered to Purchaser, no later than five (5) days before the Closing Date (the "Estoppel Deadline"), a tenant estoppel ("Tenant Estoppel Certificate") substantially in the form attached hereto as EXHIBIT J from the Tenant. The Tenant Estoppel Certificate shall not fail to qualify if Tenant (a) inserts "to tenant's knowledge" or "in all material respects" or other similar knowledge or materiality qualification to any of the statements contained in the Tenant Estoppel Certificate; (b) delivers an estoppel letter that does not contain any more information than that which the tenant is required to give under the Lease; or (c) inserts "approximately" or other similar qualification to the amount of square feet leased by the Tenant. In no event will Seller be in default under this Agreement or have any liability to Purchaser if Seller is unable to obtain the Tenant Estoppel Certificate. If Seller is unable to obtain the Tenant Estoppel Certificate prior to the expiration of the Estoppel Deadline, either Seller or Purchaser may extend the Closing Date for up to an additional fifteen (15) days (without Purchaser incurring any Extension Fee) to permit Seller to obtain the Tenant Estoppel Certificate. If Seller is unable to obtain the Tenant Estoppel Certificate by the Closing Date, or if the Tenant Estoppel Certificate reflects that Seller is, or with the passage of time will be, in default under the Lease, then Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money shall be returned to Purchaser, and the parties will have no further rights or obligations under this Agreement, except for those rights or obligations that expressly survive termination; or (ii) waive the requirement of the Tenant Estoppel Certificate and proceed to Closing without receiving any credit against or reduction of the Purchase Price.

ARTICLE VI

DEFAULT; REMEDIES

6.1           Default of Purchaser. In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

PURCHASE AGREEMENT	Page 14

6.2           Default of Seller. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, then Purchaser may, as its sole and exclusive remedy, either: (i) terminate this Agreement by giving Seller timely written notice of its election before or at Closing and recover the Earnest Money; (ii) enforce specific performance of Seller’s obligations under this Agreement; or (iii) waive Seller's failure or breach and proceed to Closing. If Purchaser enforces specific performance of this Agreement by Seller, Purchaser agrees that Purchaser shall be required to pay the entire Purchase Price in Immediately Available Funds, and that Purchaser shall accept whatever title Seller has to the Property, if any, subject to all liens, encumbrances and other matters affecting title to the Property (all of which shall be deemed Permitted Exceptions) except for (A)  liens and encumbrances intentionally or deliberately placed by Seller on the Property after expiration of the Inspection Period; (B) any liens granted by Seller under a deed of trust or other security instrument securing indebtedness of Seller; (C) unpaid taxes and special assessments for any years before the year of Closing during which Seller has had title to the Property; and (D) liens, encumbrances, and other matters that Seller is requested by Purchaser to cure or remove or bond against and that Seller expressly and unconditionally agrees in writing, in response to that request, to cure or remove or bond against (the matters described in items (A), (B), (C), and (D) are referred to herein as "Non-Permitted Liens"), with no reduction in the Purchase Price, and in no event shall Seller be obligated to cure or remove or bond against any title defects, liens, encumbrances, or other matters affecting title, other than Non-Permitted Liens. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) Business Days following the scheduled Closing Date or, having given that notice, fails to file a lawsuit asserting the claim or cause of action in Arapahoe County, Colorado, within sixty (60) days following the scheduled Closing Date. Unless Purchaser in good faith either (1) disputes an allegation of Purchaser's default and promptly files suit for declaratory judgment or (2) alleges a Seller default that continues after the notice and cure period set forth above and timely files suit for specific performance and the action is pending, Purchaser may not place a lis pendens against all or any portion of the Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens. In no event or circumstance shall Purchaser be entitled to any consequential or punitive damages. Purchaser's remedies shall be limited to those described in this Section 6.2. The provisions of this Section 6.2 shall survive the Closing or any termination of this Agreement.

6.3           Post-Closing Remedies. Notwithstanding the provisions of Sections 6.1 and 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the "Defaulting Party") breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the "Non-Defaulting Party") for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

PURCHASE AGREEMENT	Page 15

ARTICLE VII

RISK OF LOSS

7.1           Minor Damage. In the event of loss or damage to the Property or any portion thereof (the "premises in question") which is not a Major Casualty (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller elects to perform any necessary repairs prior to Closing. If Seller elects not to do so, then Purchaser shall elect, at its option, either to:  (ii) have Seller assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question; or (iii) reduce the cash portion of the Purchase Price in an amount equal to the reasonably estimated cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. For purposes hereof "Major Casualty" shall mean the Improvements are damaged (i) by an insured fire or other casualty that would cost $500,000.00 or more to repair or (ii) by an uninsured casualty that Seller is unwilling or unable to repair on or before Closing or (iii) a casualty which would permit the Tenant to terminate the Lease.

7.2           Major Damage. In the event of a Major Casualty, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser and the parties shall have no further obligations under this Agreement except of obligations which expressly survive the termination of this Agreement. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3           Condemnation. In the event that all or any substantial portion of the Project shall be taken in condemnation or under the right of eminent domain prior to the Closing Date, Seller shall promptly notify Purchaser thereof. Within five (5) Business Days after receipt of the foregoing notice, Purchaser shall notify Seller, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such condemnation; or (b) to terminate this Agreement, receive a refund of the Earnest Money and neither party shall have any further rights or obligations under this Agreement except for those that expressly survive termination. If Purchaser elects to proceed with this transaction pursuant to clause (a) above, or if there is a taking in condemnation or eminent domain that does not affect a substantial portion of the Property, there shall be no reduction in the Purchase Price and Seller shall (i) deliver to Purchaser at the Closing, or as soon thereafter as available, any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding, and (ii) transfer and assign to Purchaser any and all rights Seller may have with respect to payments by or from and with respect to recovery against any party for damages or compensation relating to the Property on account of such condemnation or eminent domain proceeding. A failure by Purchaser to notify Seller in writing within five (5) Business Days after receiving written notice of such taking shall be deemed an election to proceed under clause (a) in this Section 7.3. If Purchaser elects (or is deemed to elect) to proceed under clause (a) in this Section 7.3, Seller shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent. For purposes of this provision, a “substantial portion” of the Project shall be deemed to include (A) any taking of any portion of the building on the Land or the Land underlying the building, (B) any taking of the lesser of (I) five percent (5%) of the parking spaces for the Project, or (II) such number of parking spaces as would leave the Project in violation of any zoning ordinance, lease, reciprocal easement agreement or declaration of covenants, conditions and restrictions affecting the Project, and (C) any taking which materially alters the means of vehicular access to the Project.

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ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1           No Reliance on Documents. Except as may be expressly provided in Section 5.1 of this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2           Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THIS AGREEMENT. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

PURCHASE AGREEMENT	Page 17

8.3           Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this ARTICLE VIII. Seller and Purchaser agree that the provisions of this ARTICLE VIII shall survive Closing.

ARTICLE IX

MISCELLANEOUS

9.1           Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property except Newmark Grubb Knight Frank Capital Group ("Broker"). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission to Broker pursuant to a separate written agreement between Seller and Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The foregoing representations and warranties contained in this Section shall survive the Closing.

9.2           ERISA. Purchaser represents that Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms "employee benefit plan," "party in interest," "plan assets" and "governmental plan" shall have the respective meanings assigned to such terms in ERISA, and the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith. Upon the request of Seller, Purchaser shall deliver to Seller at Closing a certificate stating that the foregoing representations are true and correct and containing an agreement by Purchaser to indemnify Seller against any inaccuracy in such representations. The foregoing covenants shall survive Closing.

PURCHASE AGREEMENT	Page 18

9.3           Assignment. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder. For purposes of this Section 9.3, the term "Permitted Assignee" shall mean an entity in which Marcel J.C. Arsenault owns or controls a majority of the ownership interests in such entity. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto. Alternatively, Purchaser may deliver an Affidavit in a form reasonably acceptable to Seller confirming that the assignment shall not cause the transaction contemplated hereby or any party hereto to violate the requirements of ERISA.

9.4           Confidentiality. Prior to Closing, the information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any parties other than to Purchaser’s partners, employees, consultants, attorneys, engineers, licensees, prospective investors, and lenders involved in this transaction who are responsible for determining the feasibility of Purchaser’s acquisition of the Property and who have agreed to preserve the confidentiality of such information as required (collectively, "Permitted Outside Parties"). Disclosure of such information to anyone other than Permitted Outside Parties shall not be made without the prior written consent of Seller. In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement. In no event shall Purchaser issue any press releases prior to or in connection with the Closing regarding any of the terms contained herein or the transactions contemplated herein without the consent of Seller. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. Seller expressly acknowledges and agrees that it shall not be entitled to receive the Deposit as liquidated damages solely as a result of a breach of the provisions of this Section 9.4.

9.5           Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

PURCHASE AGREEMENT	Page 19

If to Seller:	Behringer Harvard 7400 Tucson, LLC
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: James D. Fant
Telephone: 214.655.1600
Facsimile: 214-655-1601
E-mail: jfant@behringerharvard.com

with a copy to:	Behringer Harvard Funds
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: Jeffrey T. Carter
Telephone: 214.655.1600
Facsimile: 214.655.1601
E-mail: jcarter@behringerharvard.com

with a copy to:	Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Richard K. Martin
Telephone: 214.651.5508
Facsimile: 214.200.0740
E-mail: rick.martin@haynesboone.com

If to Purchaser:	Arsenault Holdings, LLC
371 Centennial Parkway, Suite 200
Louisville, Colorado 80027
Attention: Graham Riley
Telephone: 303-466-2500
Facsimile: 303-466-4202
Email: griley@realcapitalsolutions.com

With a copy to:	Arsenault Holdings, LLC
371 Centennial Parkway, Suite 200
Louisville, Colorado 80027
Attention: Jeanne Graca
Telephone: 303-466-2500
Facsimile: 303-466-4202
Email: jgraca@realcapitalsolutions.com

Any such notices shall be either (a)  sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (b) by facsimile transmission, in which case notice shall be deemed delivered upon receipt of confirmation of transmission and provided a copy is also delivered via email transmission, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

PURCHASE AGREEMENT	Page 20

9.6           Time of Essence. Time is of the essence in this Agreement.

9.7           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

9.9           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10         Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11         Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12         Discharge of Obligations. Except as otherwise expressly provided herein, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing.

9.13         Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Sellers’ Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 9.13 shall survive the termination of this Agreement and the Closing.

9.14         No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.15         Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

PURCHASE AGREEMENT	Page 21

9.16         Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.17         Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.18         Applicable Law. THIS AGREEMENT IS PERFORMABLE IN ARAPAHOE COUNTY, COLORADO, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF COLORADO. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DENVER COUNTY, COLORADO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DENVER COUNTY, COLORADO. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.19        Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as "Exhibit") shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description;
Exhibit B	Property Documents
Exhibit C	Special Warranty Deed
Exhibit D	Bill of Sale
Exhibit E	Assignment of Lease
Exhibit F	Assignment and Assumption of Intangible Property and Other Rights
Exhibit G	Tenant Notice Letter
Exhibit H	FIRPTA Affidavit
Exhibit I	Agreement Regarding Disclaimers
Exhibit J	Form of Tenant Estoppel Certificate
Exhibit K	Escrow Agreement

9.20        Tender of Offer. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller’s approval. By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows: (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller’s approval of this Agreement shall be evidenced only by Seller’s execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company. Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement.

PURCHASE AGREEMENT	Page 22

9.21         Like Kind Exchange. In the event that either Seller elects to sell the Property or Purchaser elects to acquire the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, each party agrees to cooperate with the other in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) the party cooperating in such like-kind exchange incurs no additional cost or liability in connection with the like-kind exchange; (c) the party electing the like-kind exchange pays all costs associated with such like-kind exchange; and (d) neither party is obligated to take title to any property other than the Property.

[SIGNATURES FOLLOW ON NEXT PAGE]

PURCHASE AGREEMENT	Page 23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

Dated: July __, 2013	BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

PURCHASER:

Dated: July ___, 2013	ARSENAULT HOLDINGS, LLC, a Colorado limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the ___ day of July 2013, and (b) Earnest Money from Purchaser in the amount of ____________________ Dollars ($_______________) on the ___ day of July, 2013.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

PURCHASE AGREEMENT	Page 24

EXHIBIT A

Legal Description

Lot 1, Arapahoe Airport Center Joint Venture Filing No. 25, as per the plat recorded September 10, 2001 at Reception No. B1153795, County of Arapahoe, State of Colorado.

Exhibit A – Page 1

PRoperty DOCUMENTS

Seller shall deliver the following to Purchaser to the extent in Seller’s possession:

1.	Copies of the Lease, including any and all modifications or amendments thereto.

2.	The rent rolls for the Property for 2011, 2012 and 2013 through the month in which this Agreement is executed, or if not yet available, the most recently available month, in the form customarily prepared for Seller by the current manager of the Property.

3.	Copies of all vendor and service contracts to which Seller is a party that are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller’s possession.

4.	Operating statements of the Property for 2011, 2012 and 2013 in the format customarily prepared for Seller by the current manager of the Property.

5.	Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years.

6.	All Governmental licenses and permits issued to Seller with respect to the Property to the extent in Seller’s possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller’s possession.

7.	Plans and specifications for the Improvements, to the extent in Seller’s possession.

8.	Copies of all guaranties and warranties covering the Property, to the extent in Seller’s possession.

9.	An Accounts Receivable report in the format customarily prepared for Seller by the current manager of the Property.

10.	Capital expenditure report for 2011, 2012 and 2013 to date.

11.	Copies of any current lawsuits affecting the Property as well as copies of any documents reflecting existing claims related to the Property.

12.	Current Certificates of Insurance of Seller.

13.	Copies of any environmental site assessments and geotechnical reports regarding the Property in Seller's possession.

Exhibit B – Page 1

14.	Copies of insurance loss runs for 2011, 2012 and 2013 to date.

15.	Seller's current operating budget for the Property; Seller having advised Purchaser that the day to day operations of the Property are carried out by the Tenant.

16.	Seller shall cooperate with Tenant to make available at the Property any Plans and Specifications for the Property.

17.	Seller will make available for inspection at its offices in Denver, Colorado or at the Property correspondence files between Seller and Tenant.

18.	Any existing ALTA surveys and title insurance policies for benefit of Seller (which the amount of coverage redacted) for the Property.

19.	Any existing appraisals of the Property.

20.	Copies of trailing 12 month billing statements and previous 3 years CAM reconciliations and any aged receivable report.

21.	Inventory of any Personal Property.

22.	Any utility agreements for the Property entered into by the Seller.

Exhibit B – Page 2

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF ____________________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ____________________	§

THAT BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company (hereinafter referred to as "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by ____________________, a ____________________ (hereinafter referred to as "Grantee"), whose mailing address is ________________________________________, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in __________ County, __________, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the "Property").

This conveyance is made subject to the matters set forth on Exhibit B (such matters being referred to herein as the "Permitted Exceptions").

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year 2013 and subsequent years.

Exhibit C – Page 1

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the ___ day of _______________ 2013.

GRANTOR:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 2013, by ____________________, ____________________ of BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company, on behalf of said limited liability company.

Notary Public

Exhibit C – Page 2

EXHIBIT D

BILL OF SALE

Seller, BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Seller"), having its principal place of business at Dallas, Texas, in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to ____________________, a ____________________ ("Purchaser"), the following described personal property, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof, excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate, or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in connection with the sale and purchase of the real property and improvements thereon described in that certain Purchase Agreement between Seller and Purchaser dated _______________, 2013.

SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ___ day of _______________ 2013.

SELLER:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

Exhibit D – Page 1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 2013, by ____________________, ____________________ of BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company, on behalf of said limited liability company.

Notary Public

Exhibit D – Page 2

EXHIBIT E

ASSIGNMENT OF LEASE

THE STATE OF ____________________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ____________________	§

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Assignor"), in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ____________________, a ____________________ ("Assignee"), all of Assignor’s right, title and interest in and to the Office Lease dated as of March 23, 2012 by and between Assignor, as landlord and Lockheed Martin Corporation, a Maryland corporation, as tenant, ("Existing Lease"); provided, however, that Assignor reserves and retains for itself any and all claims and causes of action that have accrued to Assignor under the Existing Lease prior to the effective date of this Assignment of Lease.

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the ___ day of _______________ 2013.

ASSIGNOR:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 2013, by ____________________, ____________________ of BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company, on behalf of said limited liability company.

Notary Public

Exhibit E – Page 1

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment of Lease and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Lease hereby assigned, which arise on or after the effective date hereof.

IN WITNESS WHEREOF, this Acceptance has been executed to be effective as of the ___ day of _______________ 2013.

ASSIGNEE:
____________________,
a __________ __________

By:
Name:
Title:

THE STATE OF ____________________	§
§
COUNTY OF ____________________	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of ____________________, a ____________________, on behalf of said ____________________.

Notary Public

Exhibit E – Page 2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

AND OTHER RIGHTS

THE STATE OF ____________________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________________	§

FOR VALUE RECEIVED, BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Assignor"), hereby conveys, assigns, transfers, and sets over unto ____________________, a ____________________ ("Assignee"), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon ("Property"), including without limitation, the right, if any, to use the name "____________________ Office Building" (specifically excluding, however the name "Behringer Harvard," any derivative thereof or any name which includes the name "Behringer Harvard" or any derivative thereof), all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, all assignable licenses, permits and warranties now in effect with respect to the Property, all assignable written contracts and commitments, if any, described on Exhibit B attached hereto and made a part hereof, all assignable equipment leases and all rights of Assignor thereunder relating to equipment located on the Property which will survive the closing hereunder, but excluding cash on hand and in bank and escrow accounts, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the Property or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in accordance with that certain Purchase Agreement between Assignor, as seller, and Assignee, as purchaser, dated _______________, 2013, for the sale and purchase of the Property.

This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Intangible Property and Other Rights to be effective as of the ___ day of _______________ 2013.

ASSIGNOR:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

Exhibit F – Page 1

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment and Assumption of Intangible Property and Other Rights and agrees to become responsible for and assume, fulfill, perform, discharge and observe all obligations, covenants, conditions and provisions accruing or arising or required from and after the date hereof with respect to the above-described property.

IN WITNESS WHEREOF, this Acceptance has been executed by Assignee to be effective as of the ___ day of _______________ 2013.

ASSIGNEE:
____________________,
a __________ __________

By:
Name:
Title:

Exhibit F – Page 2

EXHIBIT G

Notice of Purchase and Lease Assignment to Tenant

_______________, 2013

Lockheed Martin Corporation

c/o LMC Properties, Inc.

100 S. Charles Street, Suite 1400

Baltimore, Maryland 21201

Attention: Lease Admin

Lockheed Martin Corporation

c/o LMC Properties, Inc.

12999 Deer Creek Canyon Road

Littleton, Colorado 80127

Attention: Lease Admin

Re: Sale of 7400 Tucson Way, Centennial, Colorado

Gentlemen:

Please be advised that ____________________ ("Purchaser") has purchased the captioned property, in which you occupy space as a tenant pursuant to the Office Lease dated _______________, 20___ (the "Lease"), from BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Behringer Harvard"), the previous owner thereof. In connection with such purchase, Behringer Harvard has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $N/A (the "Security Deposit") to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Behringer Harvard being to relieve Behringer Harvard of any liability for the return of the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to ____________________ and should be addressed as follows:

____________________

____________________

____________________

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to ____________________ at the address above.

Exhibit G – Page 1

Very truly yours,

____________________,
a __________ __________

By:
Name:
Title:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

Exhibit G – Page 2

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a __________ __________ ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Transferor"), the undersigned hereby certifies as follows:

1.          Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          Transferor’s U.S. employer identification number is: #__________;

3.          Transferor’s office address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the ___ day of _______________ 2013.

TRANSFEROR:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

Exhibit H – Page 1

SWORN TO AND SUBSCRIBED BEFORE ME this ___ day of _______________ 2013.

Notary Public

Exhibit H – Page 2

EXHIBIT I

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this "Agreement") is made to be effective as of the ___ day of _______________ 2013, by ____________________, a __________ __________ ("Purchaser"), for the benefit of BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Seller").

RECITALS

A.           Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of the ___ day of _______________ 2013, regarding the sale and purchase of certain property more specifically described therein (the "Property").

B.           The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser and its counsel shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby confirm and agree as follows:

1.          No Reliance. Purchaser acknowledges and agrees that Purchaser has had ample opportunity to review documents concerning the Property and to conduct physical inspections of the Property, including specifically, without limitation, inspections regarding the environmental condition of the Property, the structural condition of the Property, and the compliance of the Property with the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. Purchaser hereby represents, warrants and agrees that (a) Purchaser has examined the Property and is familiar with the physical condition thereof and has conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (b) except as expressly set forth in Section 5.1 of the Purchase Agreement, neither Seller nor Broker (as defined in the Purchase Agreement), nor any affiliate, agent, officer, employee or representative of any of the foregoing has made any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, express or implied, and in particular, that no such representations, warranties, guarantees or promises have been made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property or the offering or sale of the Property, and (c) Purchaser has not relied upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or Broker, or their respective agents and representatives, and Purchaser has elected to purchase the Property after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation of the Property and the facts and circumstances related thereto. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that neither Seller nor Broker has any obligation to disclose to Purchaser, and shall have no liability for its failure to disclose to Purchaser, any information known to it relating to the Property. Purchaser acknowledges and agrees that all materials, data and information delivered to Purchaser by or through Seller or Broker in connection with the transaction contemplated herein have been provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

Exhibit I – Page 1

2.          Disclaimers. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY HAS BEEN SOLD AND CONVEYED TO PURCHASER AND PURCHASER HAS ACCEPTED THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS." EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 OF THE PURCHASE AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED FROM SELLER TO PURCHASER, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH PURCHASER MAY PUT THE PROPERTY, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL, COMPOSITION, AUTHENTICITY OR AMOUNT OF THE PROPERTY OR ANY PART THEREOF, (G) EXCEPT FOR THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED, THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONTRACT, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, VIOLATIONS OF ANY APPLICABLE LAWS, CONSTRUCTION DEFECTS, AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS), CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY WORK BE REQUIRED TO PUT THE PROPERTY IN COMPLIANCE WITH ANY APPLICABLE LAWS, OR SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH WORK, CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER. NOTHING CONTAINED IN THIS AGREEMENT REGARDING DISCLAIMERS SHALL BE DEEMED OR CONSTRUED TO WAIVE ANY FRAUD BY SELLER.

Exhibit I – Page 2

3.          Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Agreement shall survive Closing.

PURCHASER:

____________________,
a __________ __________

By:
Name:
Title:

Exhibit I – Page 3

EXHIBIT J

TENANT ESTOPPEL CERTIFICATE

To:	ARSENAULT HOLDINGS, LLC

Re:	Property Address: 7400 S. Tucson, Way, Centennial, Colorado
Lease Date: March 23, 2012
Between Behringer Harvard 7400 Tucson Way, LLC, Landlord
and Lockheed Martin Corporation, Tenant
Square Footage Leased: 70,660

The undersigned Tenant under the above-referenced lease ("Lease") certifies to Arsenault Holdings, LLC and their successors and assigns and to Behringer Harvard 7400 Tucson Way, LLC the following, as of the date hereof:

1.	The above-described lease has not been canceled, modified, assigned, extended or amended except at follows: NONE.

2.	Rent has been paid through and including _______________, and all additional rent has been paid and collected in a current manner. There is no prepaid rent, and the amount of security deposit is $ N/A.

3.	We took possession of the leased premises on March 31, 2012, and commenced to pay rent on April 1, 2012. Rent is currently payable in the amount of $69,776.75 monthly.

4.	The Lease terminates on September 30, 2016, unless earlier terminated or further extended pursuant to the Lease, and we have the following renewal option(s): three (3) options to extend the Lease for two (2) years each, followed by one (1) option to extend the Lease for three (3) years, all as provided in Exhibit D of the Lease. The Tenant's right to terminate the Lease pursuant to Section 3.5 of the Lease has expired without Tenant exercising the right to terminate the Lease pursuant thereto and Tenant has no continuing right to terminate the Lease pursuant to Section 3.5 of the Lease.

5.	To Tenant’s knowledge, all work to be performed for us under the Lease has been performed as required and has been accepted by us, except Tenant is entitled to an additional Construction Allowance (as defined in Exhibit C of the Lease) in the amount of $595,387.12.

6.	To Tenant’s knowledge, the Lease is: (a) in full force and effect; (b) free from default; and (c) we have no claims against the Landlord or offsets against rent, provided that Tenant has the right to offset unused Construction Allowance funds against Rent as set forth in Exhibit C of the Lease.

7.	The undersigned has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the said Lease or of the rents received therein.

Exhibit J – Page 1

8.	The undersigned has not assigned or sublet the said Lease nor does the undersigned hold the premises under assignment or sublease.

9.	The base year for operating expenses and real estate taxes, as defined in the said Lease is N/A (not applicable).

10.	The undersigned has no right or option pursuant to the said lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

11.	There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the leased premises and building.

12.	The statements contained herein may be enforced by the Landlord under the said Lease and by any prospective purchaser of the fee of the premises as set forth above.

13.	If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his name.

In any event, the undersigned individual is duly authorized to execute this certificate.

Dated this ___ day of _______________ 2013.

TENANT:

LOCKHEED MARTIN CORPORATION,
a Maryland corporation

By: LMC Properties, Inc., Attorney in Fact under Irrevocable Power of Attorney, effective July 28, 2010

By:
Name:
Title:

Exhibit J – Page 2

EXHIBIT K

ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Agreement") is made and entered into as of __________ ___, 2013 ("Effective Date") by and between CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent"), BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company ("Seller") and __________________________, a __________________________ ("Buyer").

RECITALS:

A.	Seller and ARSENAULT HOLDINGS, LLC, a Colorado limited liability company ("Original Buyer") entered into that certain Purchase Agreement dated as of July __, 2013 (the "Contract"), regarding the sale of Seller's interest in certain real property and improvements located in Arapahoe County, Colorado (the "Property") as more particularly described therein. Original Buyer assigned its rights and obligations under the Contract to Buyer.

B.	Buyer has on this date acquired the Property.

C.	Buyer and Seller have agreed to deposit $________________ ("Escrow Funds") from the purchase price to be paid by Buyer for the Property in an escrow with the Escrow Agent. The Escrow Funds will be used with regard to any unpaid Construction Allowance (as defined in the Contract) as of the Effective Date.

D.	Buyer and Seller have asked the Escrow Agent to serve as the escrow agent with regard to the holding and disbursement of the Escrow Funds in accordance with the terms and provisions of this Agreement.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and the mutual covenants and conditions herein contained, the adequacy and sufficiency of which consideration are hereby acknowledged and confessed, the parties hereby agree as follows:

1.	Deposit of Escrow Funds. Contemporaneously with the execution of this Agreement, Buyer and Seller are depositing the Escrow Funds with Escrow Agent to be held and disbursed in accordance with the terms and provisions of this Agreement.

2.	Escrow Agent. Buyer and Seller hereby appoint and designate Escrow Agent as holder of the Escrow Funds for the purposes set forth herein. Escrow Agent hereby accepts such appointment subject to the terms of this Agreement and acknowledges that it shall hold the Escrow Funds subject to and in strict accordance with the terms of this Agreement.

3.	Investment of Escrow Funds. Escrow Agent, as directed by Buyer, shall invest the Escrow Funds in insured money market accounts at the following financial institution: Bank of Texas. All interest, dividends or other income that earns or accrues on the Escrow Funds (collectively, "Interest") shall be separate and distinct from the Escrow Funds and shall at all times be the property of Buyer. All Interest shall be for the account of Buyer for purposes of federal, state or local income taxation.
Escrow Agreement Exhibit K	1

4.	Disbursements of Escrow Funds. Escrow Agent shall hold the Escrow Funds in accordance with this Agreement until Escrow Agent and Seller receive from Buyer ("Request to Disburse") a written request from the Tenant (as defined in the Contract) to disburse the Construction Allowance in accordance with the terms of the Lease (as defined in the Contract). Following receipt of the Request to Disburse, Escrow Agent shall allow five (5) business days for Seller to provide in writing any objections to such Request to Disburse. If Seller has not made any written objections to such disbursement prior to the expiration of such five (5) business day period, then Escrow Agent shall disburse the lesser of the amount of set forth in the Request to Disburse or the Escrow Funds directly to the Tenant. On November 11, 2013, Escrow Agent shall disperse any remaining Escrow Funds as follows: (a) 75% of such Escrow Funds to Seller; and (b) the remaining 25% of the Escrow Funds to Buyer. Upon such payments, this Agreement shall terminate, and Escrow Agent shall be released from all further liability hereunder with respect to the Escrowed Funds.

5.	Interpleading. Buyer and Seller understand and agree that in the event of any conflicting instruction or disagreement as to the application of the Escrow Funds, Escrow Agent shall interplead all of the Escrow Funds into the Federal District Court for the Northern District of Texas.

6.	W-9. Escrow Agent's obligation to invest Escrow Funds pursuant to Paragraph 3 hereof is specifically contingent upon Escrow Agent receiving a fully executed and completed IRS Form W-9 from Buyer.

7.	Expenses of Escrow Agent. Escrow Agent hereby agrees to perform its services as escrow holder without charge other than reimbursement of reasonable attorney's fees, out-of-pocket expenses and other costs as may be incurred by Escrow Agent in connection with the administration of this Agreement ("Expenses"). Such Expenses shall be borne by Seller.

8.	Indemnification of Escrow Agent. Seller and Buyer hereby agree that each shall indemnify and hold Escrow Agent harmless from any and all losses, costs, damages or expenses (including reasonable attorney's fees) it may sustain by reason of its services as Escrow Agent hereunder except by reason of such acts or omissions for which the Escrow Agent is responsible under the next sentence following. Escrow Agent shall not be liable for any action taken or not taken by it under the terms hereof in the absence of an express breach of its obligations hereunder or gross negligence or willful misconduct on its part; in particular, Escrow Agent will not be liable for any negligent action taken on its part.

9.	Notices. All notices, requests, approvals, and other communications required or permitted to be delivered under this Agreement must be in writing and are effective: (i) in the case of delivery by registered or certified U.S. mail, postage prepaid, or by private courier, upon receipt, or upon refusal to accept delivery (such refusal being evidenced by the U.S. Postal Services return receipt or similar advice from the courier company); or (ii) in the case of delivery by facsimile, upon receipt; in each instance addressed to Buyer or Seller, as the case may be, at the following addresses, or to any other address either party may designate by notice to the other party:
Escrow Agreement Exhibit K	2

If to Seller:	Behringer Harvard 7400 Tucson, LLC
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: James D. Fant
Telephone: 214.655.1600
Facsimile: 214-655-1601
E-mail: jfant@behringerharvard.com

with a copy to:	Behringer Harvard Funds
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: Sue Routh
Telephone: 972-387-5446
Facsimile: 469-341-2351
E-mail: srouth@behringerharvard.com

with a copy to:	Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Richard K. Martin
Telephone: 214.651.5508
Facsimile: 214.200.0740
E-mail: rick.martin@haynesboone.com

If to Buyer:	c/o Arsenault Holdings, LLC
371 Centennial Parkway, Suite 200
Louisville, Colorado 80027
Attention: ________________
Telephone: 303-466-2500
Facsimile: ________________
Email: ________________________

With a copy to:	____________________
____________________
____________________

If to Escrow Agent:	Chicago Title Insurance Company
2828 Routh Street, Suite 800
Dallas, Texas 75201
Attention: Ellen Schwab
Telephone: (214) 965-1670
Facsimile: (214) 965-1638

Any party delivering a notice required or permitted hereunder shall simultaneously deliver copies of such notice to all parties listed above.

Escrow Agreement Exhibit K	3

10.	Governing Law. This Agreement shall be governed by and interpreted with the laws of the State of Texas.

11.	Amendment. This Agreement is irrevocable and may be amended only by a written agreement executed by all the parties hereto.

12.	Assignment. This Agreement shall not be assigned by Seller, Escrow Agent or Buyer without the written consent of the other parties to this Agreement.

13.	Interpretation. Seller and Buyer expressly acknowledge and agree that this Agreement is being delivered simultaneously with the closing of the Contract and shall not be deemed to modify, amend or supersede the Contract. Escrow Agent will have no responsibility to interpret the Contract and may rely solely on the provisions contained in this Agreement.

14.	Binding Effect. This Agreement represents the final agreement with the Escrow Agent and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.

15.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Remainder of Page Intentionally Blank.

Signature Page(s) Follows.

Escrow Agreement Exhibit K	4

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below to be effective as of Effective Date.

SELLER:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:
Date: __________________, 2013

BUYER:

_______________________________,
a __________________________________

By:
Name:
Title:
Date: ___________, 2013

Escrow Agreement Exhibit K	Signature Page